Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES AN AGREEMENT TO SELL A MAJORITY STAKE IN ITS TOPGOLF BUSINESS TO LEONARD GREEN & PARTNERS

Leonard Green to acquire a 60% interest in Topgolf with Topgolf Callaway Brands retaining a 40% stake

Topgolf Callaway Brands to receive ~$770 million in net proceeds

CARLSBAD, CA /November 18, 2025/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands,” “we,” “our,” “us”) (NYSE: MODG) today announced that it has signed a definitive agreement to sell a 60% stake in its Topgolf and Toptracer business (“Topgolf”) to private equity funds managed by Leonard Green & Partners, L.P. (“LGP”). The transaction values Topgolf at approximately $1.1 billion. In connection with this sale and its related financing transactions, Topgolf Callaway Brands expects to receive approximately $770 million in net proceeds (subject to purchase price adjustments).

“As we considered various alternatives to separate Topgolf, including a potential spin-off transaction, we received interest from a number of parties,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “After a robust process and a thorough evaluation of a range of alternatives, we believe this sale is the best outcome for our shareholders, as well as our employees and other stakeholders. This transaction is highly attractive in that it provides the Company with both significant proceeds and substantial upside in the continued growth of Topgolf.”

“LGP is a leading private equity firm with a track record of success in investing in high-growth consumer companies and is an ideal partner for Topgolf in its next chapter,” added Mr. Brewer. “I am proud of the Topgolf team and all the hard work that has gone into driving the business forward over the last five years. Today’s announcement reflects the strength of the Topgolf business and its bright future, a future we continue to believe in and want to be part of. We look forward to partnering with LGP to further accelerate Topgolf’s growth and financial success.”

Mr. Brewer continued, “Importantly, this transaction supports our strategy of focusing on our leading Golf Equipment & Active Lifestyle platform. Post-transaction, our ongoing brand portfolio will consist of: Callaway, Odyssey, TravisMathew and Ogio. These businesses generated approximately $2 billion in revenue over the last twelve months through Q3 2025. Furthermore, after the closing of this transaction, the ongoing business will be well-capitalized, enabling us to continue to reinvest in our businesses, pay down debt and deliver a meaningful return of capital to shareholders via stock repurchases or other means. We will work with our board of directors to determine the specifics of this capital allocation strategy, as well as the optimal capital structure for our ongoing business.”

Topgolf Callaway Brands expects the transaction, which was unanimously approved by its Board of Directors, to close in the first quarter of 2026. The transaction is subject to certain regulatory approvals and customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is not subject to any financing conditions. LGP has obtained debt and equity commitments for the transaction.

Upon the closing of this transaction, the Company plans to change its name to Callaway Golf Company and update its ticker symbol to CALY. The Company’s common stock will continue to trade on the New York Stock Exchange.

The Company’s financial advisors are Goldman Sachs & Co. LLC and Centerview Partners with Latham & Watkins LLP serving as legal counsel.

Moelis & Company LLC is acting as financial advisor to LGP, with Ropes & Gray LLP serving as corporate legal counsel and Sidley Austin LLP serving as financing counsel.

ADDITIONAL INFORMATION AND DISCLOSURES

Conference Call and Webcast

The Company will be holding a conference call at 5:30 a.m. Pacific time today, November 18, 2025, to discuss today’s announced agreement to sell a majority stake in the Topgolf business to Leonard Green & Partners. The call will be webcast live on our investor relations website. A link to our webcast can also be found here. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the proposed sale of a majority stake in the Topgolf business, the timing and expected proceeds thereof, the satisfaction of closing conditions, capacity for additional growth of the Company’s Topgolf investment, the Company’s balance sheet, liquidity and leverage levels after completing the sale, the Company’s plans to reinvest in its business, pay down debt and deliver a meaningful return of capital to shareholders following the closing, the Company’s plans to change its name and ticker symbol, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including the risk that the Topgolf transaction may not close on the terms or timing described herein, or at all; the potential to realize the expected benefits of the transaction on the expected timeframes or at all; and LGP’s and the Company’s ability to satisfy the closing conditions on a timely basis, or at all. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands

Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, and OGIO. “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com/.

About Leonard Green & Partners

Leonard Green & Partners, L.P. (“LGP”) is a leading private equity investment firm founded in 1989 and based in Los Angeles with over $75 billion of assets under management. The firm partners with experienced management teams and often with founders to invest in market-leading companies. Since inception, LGP has completed over 150 investments in the form of traditional buyouts, going-private transactions, recapitalizations, growth equity, selective public equity and debt positions. The firm primarily focuses on companies providing services, including consumer, healthcare and business services, as well as distribution and industrials. For more information, please visit www.leonardgreen.com.

Investor Contact

Katina Metzidakis

invrelations@tcbrands.com

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